EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Synopsys, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-84517 and 333-68011) on Form S-3 and (Nos. 333-213246, 333-206458, 333-196428, 333-195167, 333-189019, 333-185600, 333-181875, 333-179940, 333-174587, 333-169275, 333-166274, 333-157791, 333-151070, 333-151067, 333-134899, 333-125225, 333-125224, 333-116222, 333-108507, 333-106149, 333-103636, 333-103635, 333-103418, 333-100155, 333-99651, 333-97319, 333-97317, 333-75638, 333-77000, 333-71056, 333-63216, 333-56170, 333-45056, 333-38810, 333-32130, 333-90643, 333-84279, 333-77597, 333-77127, 333-68883, 333-60783, 333-50947, 333-45181, 333-42069, and 333-22663) on Form S-8 of Synopsys, Inc. of our report dated December 9, 2016, with respect to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 29, 2016 and October 31, 2015, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended October 29, 2016, and the effectiveness of internal control over financial reporting as of October 29, 2016, which report appears in the October 29, 2016 annual report on Form 10-K of Synopsys, Inc.
/s/ KPMG LLP
Santa Clara, California
December 9, 2016